Exhibit 99.3

2002 ANNUAL CERTIFICATEHOLDER’S STATEMENT

CAPITAL ONE MASTER TRUST

SERIES 1997-1

Under the Amended and Restated Pooling and Servicing Agreement dated as of September 30, 1993, as amended and restated as of August 1, 2002 (as amended and supplemented, the “Agreement”), among the Bank, as Servicer, Capital One Funding, LLC, as Transferor, and The Bank of New York, as Trustee (the “Trustee”), Capital One Bank as Servicer is required to prepare certain information regarding distributions to Certificateholders.  The information which is required to be prepared with respect to the distributions made during the preceding calendar year is set forth below.  Certain information is presented on the basis of an original principal amount of $1,000 per investor Certificate (a “Certificate”).  Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement.

A) Information Regarding Distributions to the Class A Certificateholders (Stated on the Basis of $1,000 Original Principal Amount)

1) The total amount of the distribution to Class A Certificateholders per $1,000 Original Principal Amount	1,009.6416666804

2) The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates, per $1,000 Original Principal Amount	9.6416666804

3) The amount of the distribution set forth in paragraph 1 above in respect of principal of the Class A Certificates, per $1,000 Original Principal Amount	1,000.0000000000

B) Information Regarding Distributions to the Class A Certificateholders (Stated on the Basis of $10,000 Original Principal Amount)

1) The total amount of the distribution to Class A Certificateholders per $10,000 Original Principal Amount	10,096.4166668040

2) The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates	96.4166668040

3) The amount of the distribution set forth in paragraph 1 above in respect of principal of the Class A Certificates	10,000.0000000000

C) Information Regarding Distributions to the Class A Certificateholders (Stated on the Basis of $100,000 Original Principal Amount)

1) The total amount of the distribution to Class A Certificateholders per $100,000 Original Principal Amount	100,964.1666680400

2) The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates	964.1666680400

3) The amount of the distribution set forth in paragraph 1 above in respect of principal of the Class A Certificates	100,000.0000000000

D) Class A Investor Charge Off’s and Reimbursement of Charge Off’s

1) The amount of Class A Investor Charge Off’s	0.0000000000

2) The amount of Class A Investor Charge Off’s set forth in paragraph 1 above, per $1,000 Original Principal Amount	0.0000000000

3) The total amount reimbursed to the Trust in respect of Class A Investor Charge Off’s	0.0000000000

4) The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount (which will have the effect of increasing, pro rata, the amount of each Series 1997-1 Investor Certificateholder’s Investment)	0.0000000000

E) Information Regarding Distributions to the Class B Certificateholders (Stated on the Basis of $1,000 Original Principal Amount)

1) The total amount of the distribution to Class B Certificateholders per $1,000 Original Principal Amount.	1,009.1519444330

2) The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class B Certificates, per $1,000 Original Principal Amount.	9.1519444330

3) The amount of the distribution set forth in paragraph 1 above in respect of principal of the Class B Certificates, per $1,000 Original Principal Amount.	1,000.0000000000

F) Class B Investor Charge Off's and Reimbursement of Charge Off's

1) The amount of Class B Investor Charge Off’s	0.0000000000

2) The amount of Class B Investor Charge Off’s set forth in paragraph 1 above, per $1,000 Original Principal Amount	0.0000000000

3) The total amount reimbursed to the Trust in respect of Class B Investor Charge Off’s	0.0000000000

4) The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount (which will have the effect of increasing, pro rata, the amount of each Series 1997-1 Investor Certificateholder’s Investment)	0.0000000000